Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the prospectuses and to the incorporation by reference in Post-Effective Amendment No. 267 to the Registration Statement (Form N-1A; File No. 333-102228) of PowerShares Exchange-Traded Fund Trust of our report dated October 30, 2017, with respect to the financial statements and financial highlights of Guggenheim BRIC ETF, Guggenheim Dow Jones Industrial Average® Dividend ETF, Guggenheim Insider Sentiment ETF, Guggenheim Mid-Cap Core ETF, Guggenheim Multi-Asset Income ETF, Guggenheim Raymond James SB-1 Equity ETF, Guggenheim S&P Spin-Off ETF, Wilshire Micro-Cap ETF and Wilshire US REIT ETF (nine of the series constituting Claymore Exchange-Traded Fund Trust) included in the Annual Report to shareholders for the fiscal year ended August 31, 2017, and our reports dated December 21, 2017, with respect to the financial statements and financial highlights of Guggenheim S&P 100® Equal Weight ETF, Guggenheim S&P 500® Equal Weight ETF, Guggenheim S&P 500® Equal Weight Consumer Discretionary ETF, Guggenheim S&P 500® Equal Weight Consumer Staples ETF, Guggenheim S&P 500® Equal Weight Energy ETF, Guggenheim S&P 500® Equal Weight Financials ETF, Guggenheim S&P 500® Equal Weight Health Care ETF, Guggenheim S&P 500® Equal Weight Industrials ETF, Guggenheim S&P 500® Equal Weight Materials ETF, Guggenheim S&P 500® Equal Weight Real Estate ETF, Guggenheim S&P 500® Equal Weight Technology ETF, Guggenheim S&P 500® Equal Weight Utilities ETF, Guggenheim S&P 500® Pure Growth ETF, Guggenheim S&P 500® Pure Value ETF, Guggenheim S&P 500® Top 50 ETF, Guggenheim S&P MidCap 400® Equal Weight ETF, Guggenheim S&P MidCap 400® Pure Growth ETF, Guggenheim S&P MidCap 400® Pure Value ETF, Guggenheim S&P SmallCap 600® Equal Weight ETF, Guggenheim S&P SmallCap 600® Pure Growth ETF and Guggenheim S&P SmallCap 600® Pure Value ETF (twenty-one of the series constituting Rydex ETF Trust) included in the Annual Reports to shareholders for the fiscal year ended October 31, 2017.

/s/ Ernst & Young LLP

Tysons, Virginia

April 4, 2018